Exhibit 15.1

FORM OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form F-3 No. 333-270330 and 333-294280) of Maris-Tech Ltd., and

(2)	Registration Statements (Form S-8 Nos. 333-274826 and 333-262910) pertaining to Maris-Tech Ltd. 2021 Share Option Plan;

of our report dated May 15, 2026, with respect to the consolidated financial statements of Maris-Tech Ltd. included in this Annual Report (Form 20-F) of Maris-Tech Ltd. for the year ended December 31, 2025.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER

May 15, 2026	A Member of EY Global